Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No.333-175235) of VeriFone Holdings, Inc.,

2)	Registration Statement (Form S-8 No.333-203456) pertaining to the VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan,

3)	Registration Statement (Form S-8 No.333-189994) pertaining to the VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan,

4)	Registration Statement (Form S-8 No.333-176242) pertaining to the VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan,

5)
Registration Statement (Form S-8 No.333-171324) pertaining to the Hypercom Corporation 2010 Equity Incentive Plan, Hypercom Corporation 2000 Broad-Based Stock Incentive Plan, Hypercom Corporation Nonemployee Directors’ Stock Option Plan and Hypercom Corporation Long-Term Incentive Plan,

6)	Registration Statement (Form S-8 No.333-154169) pertaining to the VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan,

7)
Registration Statement (Form S-8 No.333-138533) pertaining to the Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Share Option Plan and Lipman Electronic Engineering Ltd. 2006 Share Incentive Plan,

8)	Registration Statement (Form S-8 No.333-132650) pertaining to the VeriFone Holdings, Inc. 2006 Equity Incentive Plan, and

9)
Registration Statement (Form S-8 No 333-124545) pertaining to the VeriFone Holdings, Inc. New Founders’ Stock Option Plan, VeriFone Holdings, Inc. Outside Directors’ Stock Option Plan and VeriFone Holdings, Inc. 2005 Employee Equity Incentive Plan;

of our reports dated December 27, 2016, with respect to the consolidated financial statements of VeriFone Systems, Inc. and the effectiveness of internal control over financial reporting of VeriFone Systems, Inc. included in this Annual Report (Form 10‑K) of VeriFone Systems, Inc. for the year ended October 31, 2016.

/s/ Ernst & Young LLP
San Jose, California
December 27, 2016